Exhibit 99.1

       RadioShack Corporation Announces First Quarter 2003 Net Income
                     Of $56.6 Million, $0.33 per Share

   FORT WORTH, Texas, April 22 /PRNewswire-FirstCall/ -- RadioShack Corporation (NYSE: RSH) today announced first quarter net income of $56.6 million or $0.33 per diluted share for the quarter ended March 31, 2003, compared to net income of $57.6 million or $0.31 per diluted share for the quarter ended March 31, 2002.
   Comparable store sales for the first quarter 2003 were up 5% compared to the prior year. Total sales in the first quarter 2003 were up 3% to $1,070 million, compared to total sales of $1,034 million for the previous year. Wireless communications department sales for the first quarter of 2003 were up 14%.
   "RadioShack's first quarter financial results were driven by strong sales of highly relevant electronics products and services that today's customers demand and RadioShack is best-positioned to sell," said Leonard Roberts, chairman and chief executive officer of RadioShack Corporation. "Results in wireless, digital photography, and other successful categories were driven by sound execution from our associates and an improved store layout."
   First quarter 2003 inventory turnover was 2.6 times versus 2.4 a year ago. Compared to last year, first quarter 2003 inventory was only 1.6% higher despite a 3% sales gain. Free cash flow(1) for the first quarter of 2003 was $82 million.

   Financial Guidance

   -- For the second quarter of 2003, RadioShack anticipates generating diluted earnings per share of $0.27 - $0.30.
   -- For the full year 2003, RadioShack continues to anticipate earnings per share to be at least $1.60, representing a 13% increase over its full year adjusted 2002 earnings per share. The $1.60 is based upon the following assumptions:
       -- Approximately 3.5% to 4.0% growth in sales and SG&A, -- Gross margin improvement of 0 to 20 basis points, and -- Average year-end shares of 168 million.

   Today at 9:00 a.m. ET, management will host a conference call for interested investors followed by a question and answer period. The public is invited to listen to the call live on the Internet at www.radioshackcorporation.com on the Investor Relations page. The call will be replayed on the Web site until April 30, 2003 at 11:59 p.m. ET.
   Statements made in this press release which are forward-looking statements involve risks and uncertainties and are indicated by words such as "anticipates" and other similar words or phrases. These uncertainties include, but are not limited to, economic conditions, product demand, competitive products and pricing, availability of products, the regulatory environment and other risks indicated in filings with the Securities and Exchange Commission such as RadioShack's most recent Form 10-K and 10-Q.
   Fort Worth-based RadioShack Corporation (NYSE: RSH) is the nation's most trusted consumer electronics specialty retailer of wireless communications, electronic parts, batteries and accessories as well as other digital technology products and services. With more than 7,200 outlets nationwide, it is estimated that 94 percent of all Americans live or work within five minutes of a RadioShack store or dealer. The company's knowledgeable sales associates and brand position, "You've Got Questions, We've Got Answers," support RadioShack's mission to demystify technology in every neighborhood in America. For more information on the company, visit the RadioShack Corporation Web site at www.radioshackcorporation.com . For more information on RadioShack products and services, visit its e-commerce Web site at www.radioshack.com .

   (1) Free cash flow is defined as net cash from operating activities minus additions to property, plant and equipment (a.k.a. capital expenditures) minus dividends paid.


    RADIOSHACK CORPORATION AND SUBSIDIARIES
    Consolidated Statements of Income  (Unaudited)
    (In millions, except per share amounts)

                                            Three Months Ended    Increase/
                                                  March 31,      (Decrease)
                                                                   2003 vs
                                             2003          2002      2002
   Net sales and operating revenues        $1,070.3      $1,034.4    $35.9
   Cost of products sold                      542.9         514.7     28.2
   Gross profit                               527.4         519.7      7.7
   Operating expenses:
     Selling, general and administrative      407.8         393.2     14.6
     Depreciation and amortization             22.6          24.6     (2.0)
   Total operating expenses                   430.4         417.8     12.6
   Operating income                            97.0         101.9     (4.9)
   Interest income                              1.5           1.8     (0.3)
   Interest expense                            (9.6)        (10.8)     1.2
   Other income                                 2.4           ---      2.4
   Income before income taxes                  91.3          92.9     (1.6)
   Provision for income taxes                  34.7          35.3     (0.6)
   Net income                                  56.6          57.6     (1.0)
   Net income per common share:
     Basic                                    $0.33         $0.32    $0.01
     Diluted                                  $0.33         $0.31    $0.02
   Shares used in computing earnings per
    common share:
     Basic                                    171.4         176.8     (5.4)
     Diluted                                  171.8         183.6    (11.8)


    RADIOSHACK CORPORATION AND SUBSIDIARIES
    Consolidated Balance Sheets (Unaudited)
    (In millions)
                                           March 31,  December 31,  March 31
                                              2003        2002        2002
   Assets
   Cash and cash equivalents                 $456.7      $446.5      $434.4
   Accounts and notes receivable, net         164.6       206.1       217.3
   Inventories                                844.3       971.2       831.1
   Other current assets                        84.2        83.1        88.8
     Total current assets                   1,549.8     1,706.9     1,571.6
   Property, plant and equipment, net         419.3       421.6       407.4
   Other assets                                98.1        99.4       108.9
   Total assets                            $2,067.2    $2,227.9    $2,087.9

   Liabilities and Stockholders' Equity
   Short-term debt                            $16.0       $36.0       $72.2
   Accounts payable                           216.6       312.6       200.1
   Accrued expenses                           277.0       318.7       265.0
   Income taxes payable                       155.5       160.9       157.7
     Total current liabilities                665.1       828.2       695.0
   Long-term debt, excluding current
    maturities                                590.7       591.3       543.5
   Other non-current liabilities               78.4        80.3        69.9
     Total liabilities                      1,334.2     1,499.8     1,308.4
   Stockholders' equity                       733.0       728.1       779.5
   Total liabilities and stockholders'
    equity                                 $2,067.2    $2,227.9    $2,087.9


    RADIOSHACK CORPORATION AND SUBSIDIARIES
    Consolidated Statements of Cash Flows (Unaudited)
   (In millions)
                                                 For the Three Months Ended
                                                          March 31
                                                    2003              2002
   Cash flows from operating activities:
    Net income                                      $56.6             $57.6
     Adjustments to reconcile net income
      to net cash provided by
      operating activities:
       Depreciation and amortization                 22.6              24.6
       Other items                                    3.3               1.7
       Provision for credit losses and bad debts     (0.1)              1.5
     Changes in operating assets and liabilities:
       Receivables                                   41.6              59.3
       Inventories                                  126.9             118.7
       Other current assets                          (1.1)             (1.8)
       Accounts payable, accrued expenses
        and income taxes payable                   (146.5)           (103.2)
   Net cash provided by operating activities        103.3             158.4

   Cash flows from investing activities:
    Additions to property, plant and equipment      (21.4)            (16.0)
    Proceeds from sale of property,
     plant and equipment                              0.1               1.0
    Other investing activities                       (0.1)              ---
   Net cash used in investing activities            (21.4)            (15.0)

   Cash flows from financing activities:
    Purchases of treasury stock                     (62.5)            (72.0)
    Sale of treasury stock to employee stock plans   10.5              13.3
    Proceeds from exercise of stock options           0.3               2.5
    Dividends paid                                    ---              (0.8)
    Repayments of long-term borrowings              (20.0)            (53.4)
   Net cash used in financing activities            (71.7)           (110.4)

   Net increase in cash and cash equivalents         10.2              33.0
   Cash and cash equivalents, beginning
    of period                                       446.5             401.4
   Cash and cash equivalents, end of period        $456.7            $434.4

SOURCE  RadioShack Corporation